                                                                 EXHIBIT 10.42


                      RESCISSION OF PROVISION OF EXECUTIVE
                          SEVERANCE BENEFITS AGREEMENT



     WHEREAS, pursuant to Section 2.3 of that certain Executive Severance Benefits Agreement (the "Agreement"), dated as of December 1, 1997, by and between Award Software International, Inc. (the "Company") and the undersigned, the undersigned has certain rights to accelerate the vesting of stock options such that all of those option shares held by the undersigned which would not otherwise be vested and exercisable on the date of the Executive's Covered Termination (as that term is defined therein) shall become immediately vested and exercisable as of such date.

     WHEREAS, neither the undersigned nor the Company intended to prohibit, restrict or otherwise limit the Company's ability to structure transactions that the Company may otherwise engage in.

     WHEREAS, the undersigned and the Company desire to rescind any rights pursuant to Section 2.3 of the Agreement.

     NOW, THEREFORE, the undersigned and the Company hereby irrevocably and unconditionally agree to rescind the rights under Section 2.3 of the Agreement, which shall be deemed null and void ab initio. The Optionee agrees to return any documentation received in connection with the rights under Section 2.3 of the Agreement to the Company. Each of the undersigned and the Company represents that he or it is not relying on any representation or promise of any other person in executing this Rescission, or in making the rescission provided for herein, and has assumed the risk of any misrepresentation, concealment or mistake. If either party should subsequently discover that a fact relied upon by he or it in entering into this Rescission was untrue, or that a fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, without limitation, any alleged right or claim to set aside or rescind this Rescission. This Rescission is intended to be and is final and binding, regardless of any claims of misrepresentation, promise made without the intention to perform, concealment of fact, mistake of fact or law, or of any other circumstance. This Rescission may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned has executed this Rescission as of April ___, 1998.

OPTIONEE:                           AWARD SOFTWARE INTERNATIONAL, INC.



                                    By:
-------------------------------        -------------------------------------
Name:                                  Name:
                                       Title: